Exhibit 99.1
For Information: Geoff Mordock
Telephone: (213) 489-8271
Kaiser Aluminum Restates Previously Reported Financial Data for
First Three Quarters of 2005 Resulting in Higher Earnings
Company’s Restatement Increases Previously Reported Operating Income by
$13.1 Million for First Nine Months of 2005
FOOTHILL RANCH, Calif. — March 30, 2006 — Kaiser Aluminum today announced the restatement of operating results for the first nine months of 2005, resulting in a $13.1 million increase in previously reported operating income.
The restatement relates to two items: (1) the company’s accounting for payments to two voluntary employee benefit associations (VEBAs) previously established for the benefit of retired hourly and salaried employees and (2) the company’s accounting for derivative transactions.
Payments to the VEBAs were previously treated as current operating expenses in the company’s financial statements for the first three quarters of 2005. The company concluded that such payments should have been treated as a reduction of pre-petition retiree medical obligations (which are a part of the Liabilities subject to compromise). The effect of the change in accounting for the VEBA payments, as shown more fully below, is to improve operating results by $6.7 million, $5.7 million and $5.7 million in the first, second and third quarters of 2005, respectively.
The change in the company’s accounting for derivative contracts relates to the form of the company’s documentation in respect of derivatives contracts it enters into to reduce exposures to changes in prices for primary aluminum and energy and in respect of foreign exchange rates. The company determined that its hedging documentation did not meet the strict documentation standards established by Statement of Financial Accounting Standards No. 133 (“SFAS No 133”). As a result, under SFAS No. 133, the company is required to “de-designate” open derivative transactions and reflect fluctuations in the market value of such derivative transactions in its results each period (i.e. mark them to market) rather than deferring the effects until the forecasted transactions (to which the hedges relate) occur. The effect of marking the derivatives to market each quarter rather than deferring gains or losses was to increase Cost of products sold and decrease Operating income by $2.0 million, $1.5 million and $1.0 million in the first, second and third quarters of 2005, respectively.
Management has concluded that, had the company completed its documentation in strict compliance with SFAS No. 133, the derivative transactions would have qualified for “hedge” (i.e. deferral) treatment. The rules provide that, once de-designation has occurred, the company can modify its documentation and re-designate the derivative transactions as “hedges” and, if appropriately documented, re-qualify the transactions for prospectively deferring changes in market fluctuations after such corrections are made. The company is working to modify its documentation and to re-qualify open and post 2005 hedging transactions for treatment as hedges beginning in the second quarter of 2006. However, no assurances can be provided in this regard.
“While the issue with respect to the derivative transactions will create larger fluctuations in the Primary aluminum segment of our business, since our goal is to maintain a balanced metal position, such gains or losses should not be dramatic”, said Jack Hockema, President and CEO. “More importantly, the impact of the revised accounting for these transactions does not in any way invalidate the way we are reducing the company’s exposure to price and foreign exchange risks and will not have any impacts on the company’s strong liquidity and sound financial position upon emergence from Chapter 11.”
Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive, and custom industrial applications.
F-103X
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future economic performance and financial condition of Kaiser, the status and progress of the company’s reorganization, the plans and objectives of the company’s management and the company’ assumptions regarding such performance and plans. Kaiser cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. Actual events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to: obtaining affirmation of confirmation by the U.S. District Court and thereafter consummating the POR; competition in the industry in which Kaiser operates; the loss of Kaiser’s customers or changes in the business or financial condition of such customers; conditions in the markets in which Kaiser operates; economic, regulatory and political factors in the foreign countries in which Kaiser operates, services customers or purchases raw materials; unplanned business interruptions; increases in the cost of raw materials Kaiser uses; rising energy costs; Kaiser’s hedging program; expiration of the power agreement of Anglesey; Kaiser’s loss of key personnel or inability to attract such personnel; employee relations; pending asbestos-related legislation; Kaiser’s compliance with health and safety, environmental and other legal regimes; environmental and other legal proceedings or investigations affecting Kaiser; Kaiser’s ability to implement new technology initiatives; Kaiser’s ability to protect proprietary rights to technology; and other risks described in the Disclosure Statement, a copy of which is posted on the company’s website.

     The following tables show the full income statement affects of the restatements on each quarter in 2005 as well as the changes in balance sheet and cash flow statement line items.
Statements of Consolidated Income — unaudited
(Loss)

	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
	Mar. 31,	Mar. 31,	Jun 30,	Jun. 30,	Sept. 30,	Sept. 30,
	2005	2005	2005	2005	2005	2005
Net sales	$281.4	$281.4	$262.9	$262.9	$271.6	$271.6

Costs and expenses:
Cost of products sold(1)	242.2	243.0	234.2	234.4	233.7	233.5
Depreciation and amortization	4.9	4.9	5.2	5.2	4.9	4.9
Selling, administration, research and development, and general	17.7	12.2	17.0	12.6	17.7	13.2
Other operating charges, net	6.2	6.2	—	—	.3	.3

Total costs and expenses	271.0	266.3	256.4	252.2	256.6	251.9

Operating income (loss)	10.4	15.1	6.5	10.7	15.0	19.7
Other income (expense):
Interest expense (excluding unrecorded interest expense	(2.1)	(2.1)	(1.1)	(1.1)	(1.0)	(1.0)
Reorganization items	(7.8)	(7.8)	(9.3)	(9.3)	(8.2)	(8.2)
Other -net	(.4)	(.4)	(.6)	(.6)	(.5)	(.5)

Income (loss) before income taxes and discontinued operations	.1	4.8	(4.5)	(.3)	5.3	10.0
Provision for income taxes	(2.4)	(2.4)	(2.2)	(2.2)	(1.4)	(1.4)

Income (loss) from continuing operations	(2.3)	2.4	(6.7)	(2.5)	3.9	8.6
Income (loss) from discontinued operations	10.6	10.6	368.3	368.3	8.0	8.0
Cumulative effect on years prior to 2005 of adopting accounting for conditional asset retirement obligations(1)	(4.7)	(4.7)	—	—	—

Net income (loss)	$3.6	$8.3	$361.6	$365.8	$11.9	$16.6

Earnings (loss) per share—
Basic/Diluted:
Income (loss) from continuing operations	$(.03)	$.03	$(.08)	$(.03)	$.05	$.11

Income (loss) from discontinued operations	$.13	$.13	$4.62	$4.62	$.10	$.10

Loss from cumulative effect on years prior to 2005 of adopting accounting for conditional asset retirement obligations	$(.06)	$(.06)	$—	$—	$—	$—

Net income (loss)	$.04	$.10	$4.54	$4.59	$.15	$.21

Weighted average shares outstanding (000):
Basic/Diluted	79,681	79,681	79,674	79,674	79,672	79,672

Consolidated Balance Sheets — UNAUDITED

	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
	Mar. 31,	Mar. 31,	Jun 30,	Jun. 30,	Sept. 30,	Sept. 30,
	2005	2005	2005	2005	2005	2005
Liabilities subject to compromise	$3,952.9	$3,946.2	$3,950.4	$3,938.0	$3,949.8	$3,931.7

Stockholders’ equity (deficit): (1)
Common stock	.8	.8	.8	.8	.8	.8
Additional capital	538.0	538.0	538.0	538.0	538.0	538.0
Accumulated deficit	(2,913.9)	(2,909.2)	(2,552.3)	(2,543.4)	(2,540.4)	(2,526.8)
Accumulated other comprehensive income (loss)	(7.6)	(5.6)	(9.0)	(5.5)	(10.0)	(5.5)

Total stockholders’ equity (deficit)	(2,382.7)	(2,376.0)	(2,022.5)	(2,010.1)	(2,011.6)	(1,993.5)

Total liabilities and stockholders’ Equity (deficit)	$1,570.2	$1,570.2	$1,927.9	$1,927.9	$1,938.2	$1,938.2

Statements of Consolidated Cash Flows — UNAUDITED

	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
	Mar. 31,	Mar. 31,	Jun 30,	Jun. 30,	Sept. 30,	Sept. 30,
	2005	2005	2005	2005	2005	2005
Cash flows from operating activities:
Net income (loss)	$3.6	$8.3	$365.2	$374.1	$377.1	$390.7
Less net income (loss) from discontinued operations	10.6	10.6	378.9	378.9	386.9	386.9

Net income (loss) from continuing operations, including from cumulative effect of adopting change in accounting in 2005	(7.0)	(2.3)	(13.7)	(4.8)	(9.8)	3.8
(Decrease) increase in prepaid expenses and other current assets	(2.5)	.5	(1.3)	8.0	.3	7.1
Increase (decrease) in other accrued liabilities	4.8	4.1	2.5	(3.4)	(8.9)	(11.8)
Net cash impact of changes in long-term assets and liabilities	(1.0)	(8.0)	.3	(12.0)	2.6	(14.9)
Net cash provided (used) by operating activities	$(8.3)	$(8.3)	$11.3	$11.3	$15.1	$15.1

(1)	Effective December 31, 2005, the Company adopted FIN 47 retroactive to the beginning of 2005 (See Notes 2 and 4). Accordingly, the first three quarters of 2005 have been adjusted to (a) recognize a $4.7 charge reflecting the cumulative earnings impact of adopting FIN 47 (quarter ended March 31, 2005) and (b) an incremental non-cash charge of $.1 in Cost of products sold (quarter ended June 30, 2005) to reflect the accrual of the liability recognized at January 1, 2005. The adoption of FIN 47 also resulted in an increase in Long-term liabilities and Accumulated deficit and a decrease in Stockholders’ equity of $4.7, $4.8 and $4.8 in the first, second and third quarters of 2005, respectively. There would be no net impact on operating cash flows as a result of this change as the decrease in net income resulting from the adoption would be offset by the increase in liabilities.